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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

 We consent to the incorporation by reference in Registration Statement No. 333-110973 of LECG Corporation on Form S-8 of our report dated March 22, 2004 (which report expresses an unqualified opinion and contains an explanatory paragraph related to the adoption of a new accounting standard) appearing in the Annual Report on Form 10-K of LECG Corporation for the year ended December 31, 2003.

 /s/ DELOITTE & TOUCHE LLP

 San Francisco, California
March 22, 2004

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  Exhibit 23.1